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                                                                    EXHIBIT 99.1

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              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 17, 1997
                                 VALUJET, INC.

  The undersigned hereby appoints D. Joseph Corr and Stephen C. Nevin, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock held of record on October 3, 1997, at the Special Meeting of the Stockholders to be held on November 17, 1997, at 8:30 A.M. at the offices of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., 3490 Piedmont Road, Suite 400, Atlanta, Georgia 30305, or any adjournment thereof.

 1. Proposal to approve, and adopt a merger agreement and plan of merger providing for the merger of Airways Corporation with and into ValuJet, Inc.

             For[_]          Against           Abstain
                                   [_]              [_]
 2. Proposal to change the name of the Company to "AirTran Holdings, Inc."
             For[_]          Against           Abstain
                                   [_]              [_]
 3. Proposal to amend the Company's By-laws as set forth in the Joint Proxy
    Statement/Prospectus dated October   , 1997.
             For[_]          Against           Abstain
                                   [_]              [_]
 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof.
THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE,
                THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 & 3.
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                                 VALUJET, INC.

                                     PROXY

The undersigned hereby acknowledges receipt of the Joint Proxy
Statement/Prospectus and Notice of Special Meeting to be held November   ,
1997.

                                             Dated: ____________________ , 1997

                                             ___________________________ (SEAL)

                                             ___________________________ (SEAL)

                                             (Please sign exactly as your name
                                             appears hereon. If stock is reg-
                                             istered in more than one name,
                                             each holder should sign. When
                                             signing as an attorney, adminis-
                                             trator, executor, guardian or
                                             trustee, please add your title as
                                             such. If executed by a corpora-
                                             tion, the proxy should be signed
                                             by a duly authorized officer).

                                             PLEASE SIGN, DATE AND PROMPTLY
                                             RETURN THIS PROXY IN THE ENCLOSED
                                             ENVELOPE. NO POSTAGE IS REQUIRED
                                             IF MAILED IN THE UNITED STATES.